Exhibit 21

SUBSIDIARIES OF ATLANTIC TELE‑NETWORK, INC.

	Jurisdiction of Incorporation	Other name(s) under which entity does business
Ahana Renewables, LLC(1)	Delaware	Ahana
GLC‑(CA) SDCCD, LLC	Delaware	Ahana, Ahana Renewables
GLC Solar Fund II, LLC(2)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund V, LLC(3)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund VI, LLC(4)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund VII, LLC(5)	Delaware	Ahana, Ahana Renewables
Atlantic Teleconnection Operating Company Limited	British Virgin Islands	GTT
Atlantic Teleconnection Holdings Company Limited	British Virgin Islands	GTT
ATN Bermuda Holdings, Ltd.	Bermuda	CellOne
ATN Horizons, LLC. (9)	Delaware	Ahana, Ahana Renewables
Bermuda Digital Communications, Ltd.	Bermuda	CellOne
Choice Communications, LLC	U.S. Virgin Islands	Choice Wireless
Commnet Wireless, LLC(6)	Delaware	Choice Wireless, Commnet
Elbert County Wireless, LLC	Colorado	Commnet
Mora Valley Wireless, LP	Delaware	Commnet
NTUA Wireless, LLC	Delaware	NTUA Wireless
Guyana Telephone and Telegraph Company Limited	Guyana	Cellink, E‑magine, GT&T
GTT International Service SRL	Barbados	GTT
ION Holdco, LLC(7)	Delaware	ION
Sovernet Holding Corp.(8)	Vermont	Vermont Fiberconnect, Sovernet

(1)	Includes thirteen consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(2)	Includes six consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(3)	Includes five consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(4)	Includes four consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(5)	Includes seven consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(6)	Includes eleven consolidated wholly‑owned subsidiaries also providing wholesale wireless voice and data services under the “Commnet” brand name in the United States.
(7)	Includes one consolidated wholly‑owned subsidiary also providing wireline services under the “ION” brand name in the United States.
(8)	Includes three consolidated wholly‑owned subsidiaries also providing wireline services under the “Sovernet” brand name in the United States.

(9)	Includes one consolidated wholly owned subsidiary also providing renewable energy services under the “Ahana Renewables” brand name in the United States.